EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Second Quarter 2020 Financial Results

Results for the Second Quarter of 2020:

  Net loss attributable to the company of $8.2 million, or $(0.24) per diluted share
  Adjusted EBITDA of $17.9 million
  Cash, cash equivalents and restricted cash of $183.6 million; $289.0 million available under working capital facilities
  Industrial high-quality alcohol sales positively impacted the quarter
  Green Plains Cattle Company achieved record results
  Announced USP grade alcohol upgrades for Green Plains York LLC and Green Plains Wood River LLC
  Secured a $75 million project based financing line, which is expected to close during the third quarter to support high protein production expansion and announced Green Plains Wood River LLC’s high protein project
  Green Plains Partners refinancing of debt facility completed

OMAHA, Neb., Aug. 03, 2020 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the second quarter of 2020. Net loss attributable to the company was $8.2 million, or $(0.24) per diluted share, for the second quarter of 2020 compared with a net loss of $45.3 million, or $(1.13) per diluted share, for the same period in 2019. Revenues were $418.0 million for the second quarter of 2020 compared with $630.6 million for the same period last year.

“Our efforts toward a total transformation of Green Plains continue to make progress as our second quarter saw benefits from all aspects of our plan,” said Todd Becker, president and chief executive officer. “Our positive second quarter adjusted EBITDA of $17.9 million and positive free cash flow resulted from contributions of our high-quality alcohol production, Project 24 initiatives, high protein production and another record quarter in our cattle business. Overall, our production platform achieved the highest per gallon margin in seven quarters. Our results included a positive contribution from our York, Nebraska biorefinery as we executed on a number of sales into the sanitizer and disinfectant markets. Our proudest and most impactful initiative of the quarter came from our employees who led efforts to get cleaning products containing York’s high-quality alcohol into local communities through our donation program to help stop the spread of COVID-19.”

The Company continued to execute on its Project 24 and protein strategy initiatives during the quarter. In July, Green Plains Fairmont completed its Project 24 upgrade and is starting up operations, which will result in significantly lower operating costs combined with a reduction in its carbon footprint. The Company has now completed over 55% of the originally planned Project 24 initiatives. Green Plains Mount Vernon’s Project 24 conversion is underway and is expected to be in service during the fourth quarter 2020. Project 24 is expected to be complete by the end of the first quarter 2021, and to drive overall operating expense below $0.24 per gallon as the technology is integrated across the platform.

“Our transformation to Green Plains 2.0 is gaining momentum with the startup of Shenandoah’s high-protein facility now complete, the announced upgrade to USP grade alcohol at York and Wood River, and continuing innovation and development in novel feed ingredients in coordination with Optimal Aqua,” added Becker. “As we begin to engage with various partnerships to enhance the quality and nutritional factors of our high protein products in the coming months, our transformation will continue to accelerate. Our balance sheet remains strong, as we ended the quarter with over $183 million in cash, and expect to have ample liquidity and access to project based capital to continue our transformation.”

“With Green Plains Shenandoah’s high-protein system achieving 100% production of quality high protein ingredients to supply our pet and aquaculture customers, we remain confident in deploying this technology across our production platform. For this reason, we chose our Wood River, Nebraska facility to be the second location for implementation of high protein production,” commented Becker. “We have chosen Fluid Quip Technologies to engineer, design and construct the facility and expect completion late in the second quarter of 2021. The recent approval of a $75 million dollar loan facility to help fund the construction of the second and third high protein production facilities further validates this strategy.”

Results of Operations
Green Plains sold 149.9 million gallons of ethanol during the second quarter of 2020, compared with 224.0 million gallons for the same period in 2019. The adjusted consolidated ethanol crush margin was $13.9 million, or $0.09 per gallon, for the second quarter of 2020, compared with $(19.9) million, or $(0.09) per gallon, for the same period in 2019. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and high protein corn meal, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues decreased $212.6 million for the three months ended June 30, 2020, compared with the same period in 2019, due primarily to lower production volumes of ethanol, distillers grains and corn oil.

Operating loss decreased $27.3 million for the three months ended June 30, 2020, compared with the same period last year. Interest expense for the three months ended June 30, 2020, decreased $1.6 million compared with the same period in 2019. Income tax benefit was $11.5 million for the three months ended June 30, 2020, compared with $15.3 million for the same period in 2019.

Adjusted EBITDA increased $37.4 million due to equity earnings from our Green Plains Cattle Company joint venture, as well as higher earnings from our ethanol production segment driven by FCC Grade alcohol sales from our York, Neb. location.

In the second quarter, the company filed its preliminary 2019 federal income tax return, as well as a refund claim with the IRS to carry back its 2019 NOL to prior years. As a result, the company recorded an additional income tax benefit of approximately $5.5 million during the second quarter related to the CARES Act in addition to adjustments to certain valuation allowances.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Var.	2020	2019	% Var.
Revenues:
Ethanol production	$290,542	$450,943	(35.6)%	$766,267	$721,776	6.2%
Agribusiness and energy services	130,456	184,968	(29.5)	293,645	354,176	(17.1)
Food and ingredients	-	-	*	-	1,452	*
Partnership	20,381	20,825	(2.1)	40,652	41,912	(3.0)
Intersegment eliminations	(23,390)	(26,166)	(10.6)	(49,706)	(50,105)	(0.8)
	$417,989	$630,570	(33.7)%	$1,050,858	$1,069,211	(1.7)%
Gross margin:
Ethanol production	$6,368	$(32,409)	119.6%	$(7,057)	$(55,063)	87.2%
Agribusiness and energy services	4,688	8,754	(46.4)	11,375	18,336	(38.0)
Food and ingredients	-	(6)	*	-	(70)	*
Partnership	20,381	20,825	(2.1)	40,652	41,912	(3.0)
Intersegment eliminations	(4,309)	(554)	*	(2,201)	(4,255)	48.3
	$27,128	$(3,390)	* %	$42,769	$860	* %
Depreciation and amortization:
Ethanol production	$17,184	$15,437	11.3%	$33,082	$30,777	7.5%
Agribusiness and energy services	556	552	0.7	1,109	1,101	0.7
Partnership	966	771	25.3	1,927	1,756	9.7
Corporate activities	669	751	(10.9)	1,337	1,501	(10.9)
	$19,375	$17,511	10.6%	$37,455	$35,135	6.6%
Operating income (loss):
Ethanol production	$(18,792)	$(53,885)	(65.1)%	$(79,573)	$(98,077)	(18.9)%
Agribusiness and energy services	351	4,341	(91.9)	2,911	9,645	(69.8)
Food and ingredients	-	(5)	*	-	(70)	*
Partnership	12,225	13,156	(7.1)	24,655	25,707	(4.1)
Intersegment eliminations	(4,283)	(528)	*	(2,150)	(4,205)	(48.9)
Corporate activities	(8,869)	(9,724)	(8.8)	(19,539)	(18,283)	6.9
	$(19,368)	$(46,645)	(58.5)%	$(73,696)	$(85,283)	(13.6)%
Adjusted EBITDA:
Ethanol production	$(1,607)	$(38,737)	95.9%	$(45,732)	$(67,240)	32.0%
Agribusiness and energy services	1,037	4,899	(78.8)	4,165	10,761	(61.3)
Food and ingredients	-	(5)	*	-	(69)	*
Partnership	13,366	14,017	(4.6)	26,914	27,788	(3.1)
Intersegment eliminations	(4,283)	(528)	*	(2,150)	(4,205)	48.9
Corporate activities (1)	7,381	(8,326)	188.7	8,329	(14,705)	156.6
EBITDA	15,894	(28,680)	155.4	(8,474)	(47,670)	82.2
EBITDA adjustments related to discontinued operations	-	8,911	*	-	9,232	*
Proportional share of EBITDA adjustments to equity method investees	2,041	310	*	4,978	641	*
Noncash goodwill impairment	-	-	*	24,091	-	*
Adjusted EBITDA	$17,935	$(19,459)	192.2%	$20,595	$(37,797)	154.5%

(1) Includes corporate expenses, offset by earnings from equity method investments of $12.0 million and $19.8 million for the three and six months ended June 30, 2020, respectively.

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Var.	2020	2019	% Var.
Ethanol production
Ethanol sold (gallons)	149,872	224,023	(33.1)%	390,338	379,063	3.0%
Distillers grains sold (equivalent dried tons)	383	586	(34.6)	1,025	984	4.2
Corn oil sold (pounds)	39,496	53,040	(25.5)	102,048	88,023	15.9
Corn consumed (bushels)	51,908	77,963	(33.4)	135,791	132,004	2.9

Agribusiness and energy services
Domestic ethanol sold (gallons)	145,853	255,149	(42.8)	355,436	394,648	(9.9)
Export ethanol sold (gallons)	68,789	74,843	(8.1)	168,509	162,431	3.7
	214,642	329,992	(35.0)	523,945	557,079	(5.9)
Partnership
Storage and throughput (gallons)	150,047	225,140	(33.4)	391,685	380,832	2.8

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019
			($ per gallon produced)

Ethanol production operating loss	$(18,792)	$(53,885)	$(0.13)	$(0.24)
Depreciation and amortization	17,184	15,437	0.12	0.07
Total adjusted ethanol production	(1,608)	(38,448)	(0.01)	(0.17)

Intercompany fees, net:
Storage and logistics (partnership)	12,290	12,920	0.08	0.06
Marketing and agribusiness fees (agribusiness and energy services)	3,221	5,583	0.02	0.02
Consolidated ethanol crush margin	$13,903	$(19,945)	$0.09	$(0.09)

Liquidity and Capital Resources
On June 30, 2020, Green Plains had $183.6 million in total cash, cash equivalents and restricted cash, and $289.0 million available under committed working capital revolving credit agreements, which are subject to restrictions and other lending conditions. Total debt outstanding at June 30, 2020, was $509.3 million, including $131.4 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $126.9 million of debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On August 4, 2020, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss second quarter 2020 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 3141408. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to operational results of Green Plains Cattle prior to its disposition which are recorded as discontinued operations, and our proportional share of EBITDA adjustments of our equity method investees and noncash goodwill impairment. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations that include corn processing, grain handling and storage and commodity marketing and logistics services. The company is one of the leading corn processors in the world and, through its adjacent businesses, is focused on the production of sustainable biofuels and sustainable high-protein and novel feed ingredients. Green Plains owns a 50% interest in Green Plains Cattle Company LLC and owns a 49.0% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$163,362	$245,977
Restricted cash	20,234	23,919
Accounts receivable, net	67,185	107,183
Income tax receivable	57,714	6,216
Inventories	173,121	252,992
Other current assets	34,439	31,626
Total current assets	516,055	667,913
Property and equipment, net	850,369	827,271
Operating lease right-of-use assets	50,408	52,476
Investment in equity method investees	113,763	68,998
Other assets	40,480	81,560
Total assets	$1,571,075	$1,698,218

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$93,566	$156,693
Accrued and other liabilities	32,231	39,384
Derivative financial instruments	15,459	8,721
Current operating lease liabilities	14,684	16,626
Short-term notes payable and other borrowings	131,425	187,812
Current maturities of long-term debt	36,647	132,555
Total current liabilities	324,012	541,791
Long-term debt	341,219	243,990
Long-term operating lease liabilities	38,865	38,314
Other liabilities	9,709	8,837
Total liabilities	713,805	832,932

Stockholders' equity
Total Green Plains stockholders' equity	741,779	751,905
Noncontrolling interests	115,491	113,381
Total liabilities and stockholders' equity	$1,571,075	$1,698,218

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Var.	2020	2019	% Var.
Revenues
Product	$416,605	$628,878	(33.8)%	$1,048,186	$1,065,214	(1.6)%
Services	1,384	1,692	(18.2)	2,672	3,997	(33.1)
Total revenues	417,989	630,570	(33.7)	1,050,858	1,069,211	(1.7)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	390,861	633,960	(38.3)	1,008,089	1,068,351	(5.6)
Operations and maintenance	6,603	6,234	5.9	12,763	13,098	(2.6)
Selling, general and administrative	20,518	19,510	5.2	42,156	37,910	11.2
Goodwill impairment	-	-	*	24,091	-	*
Depreciation and amortization	19,375	17,511	10.6	37,455	35,135	6.6
Total costs and expenses	437,357	677,215	(35.4)	1,124,554	1,154,494	(2.6)
Operating loss from continuing operations	(19,368)	(46,645)	(58.5)	(73,696)	(85,283)	(13.6)
Other income (expense)
Interest income	47	860	(94.5)	640	2,046	(68.7)
Interest expense	(9,670)	(11,249)	(14.0)	(19,367)	(20,980)	(7.7)
Other, net	14	(370)	(103.8)	850	542	56.8
Total other expense	(9,609)	(10,759)	(10.7)	(17,877)	(18,392)	(2.8)
Loss from continuing operations before income taxes and income (loss) from equity method investees	(28,977)	(57,404)	(49.5)	(91,573)	(103,675)	(11.7)
Income tax benefit	11,458	15,322	(25.2)	55,741	28,265	97.2
Income (loss) from equity method investees, net of income taxes	12,045	(36)	*	20,011	(110)	*
Net loss from continuing operations including noncontrolling interest	(5,474)	(42,118)	(87.0)	(15,821)	(75,520)	(79.1)
Net income (loss) from discontinued operations, net of income taxes	-	1,939	*	-	(2,530)	*
Net loss	(5,474)	(40,179)	(86.4)	(15,821)	(78,050)	(79.7)
Net income attributable to noncontrolling interests	2,740	5,163	(46.9)	8,838	10,091	(12.4)
Net loss attributable to Green Plains	$(8,214)	$(45,342)	(81.9)%	$(24,659)	$(88,141)	(72.0)%

Earnings per share - basic and diluted
Net loss from continuing operations	$(0.24)	$(1.18)		$(0.71)	$(2.13)
Net income (loss) from discontinued operations	-	0.05		-	(0.06)
Net loss attributable to Green Plains	$(0.24)	$(1.13)		$(0.71)	$(2.19)

Weighted average shares outstanding:
Basic	34,603	40,081		34,634	40,200
Diluted	34,603	40,081		34,634	40,200

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Loss from continuing operations including noncontrolling interest	$(15,821)	$(75,520)
Loss from discontinued operations, net of income taxes	-	(2,530)
Net loss	(15,821)	(78,050)
Noncash operating adjustments:
Depreciation and amortization	37,455	35,135
Goodwill impairment	24,091	-
Deferred income taxes	(18,132)	(27,543)
Other	8,235	15,937
Net change in working capital	30,109	11,447
Net cash provided by (used in) operating activities - continuing operations	65,937	(43,074)
Net cash provided by operating activities - discontinued operations	-	10,865
Net cash provided by (used in) operating activities	65,937	(32,209)

Cash flows from investing activities:
Purchases of property and equipment, net	(63,881)	(20,016)
Proceeds from the sale of assets, net	-	3,155
Other investing activities	(4,098)	-
Net cash used in investing activities - continuing operations	(67,979)	(16,861)
Net cash used in investing activities - discontinued operations	-	(3,451)
Net cash used in investing activities	(67,979)	(20,312)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	2,684	102,575
Net payments - short-term borrowings	(64,090)	(33,699)
Payment for repurchase of common stock	(11,479)	(39,870)
Other	(11,373)	(20,979)
Net cash provided by (used in) financing activities - continuing operations	(84,258)	8,027
Net cash used in financing activities - discontinued operations	-	(39,793)
Net cash used in financing activities	(84,258)	(31,766)

Net change in cash, cash equivalents and restricted cash	(86,300)	(84,287)
Cash, cash equivalents and restricted cash, beginning of period	269,896	283,284
Discontinued operations cash activity included above:
Add: Cash balance included in current assets of discontinued operations at beginning of period	-	34,911
Less: Cash balance included in current assets of discontinued operations at end of period	-	(2)
Cash, cash equivalents and restricted cash, end of period	$183,596	$233,906

Continued on following page

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

Continued from previous page
	Six Months Ended June 30,
	2020	2019

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$163,362	$193,280
Restricted cash	20,234	40,628
Discontinued operations cash activity included above:
Less: Cash balance included in current assets of discontinued operations at end of period	-	(2)
Total cash, cash equivalents and restricted cash	$183,596	$233,906

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss from continuing operations including noncontrolling interest	$(5,474)	$(42,118)	$(15,821)	$(75,520)
Interest expense	9,670	11,249	19,367	20,980
Income tax benefit, net of equity method income tax expense	(7,677)	(15,322)	(49,475)	(28,265)
Depreciation and amortization (1)	19,375	17,511	37,455	35,135
EBITDA	15,894	(28,680)	(8,474)	(47,670)
EBITDA adjustments related to discontinued operations	-	8,911	-	9,232
Proportional share of EBITDA adjustments to equity method investees	2,041	310	4,978	641
Noncash goodwill impairment	-	-	24,091	-
Adjusted EBITDA	$17,935	$(19,459)	$20,595	$(37,797)

      (1)     Excludes the change in operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Senior Vice President - Investor Relations and Treasurer | 402.884.8700 | phil.boggs@gpreinc.com
Media: Leighton Eusebio | Manager - Public Relations | 402.952.4971 | leighton.eusebio@gpreinc.com